Exhibit 99.3

Exhibit 99.3

Restaurant EBITDA Margin

18.2%

2002 Q1

17.0%

2002 Q2

17.5%

2002 Q3

13.3%

2002 Q4

19.0%

2003 Q1

20.1%

2003 Q2

16.4%

2003 Q3